UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 12, 2018

Algodon Wines and Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities

Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On September 12, 2018, Algodon Wines & Luxury Development Group, Inc. (the “Company”), convened its 2018 Annual Stockholder Meeting (the “Annual Meeting”) at the Company’s offices: 135 Fifth Avenue, 10th Floor, New York, NY, 10010. A quorum was present for the Annual Meeting. However, the Company adjourned the Annual Meeting because it had not received a sufficient number of votes in order to pass Proposal Number 3. Although the votes received to date were overwhelmingly in favor of the proposal to approve a reverse stock split, the proposal requires significantly more votes than any other proposal as it requires a majority of the outstanding common stock (on an as converted basis) of the Company. The Company would like to give stockholders additional time to review the material sent on August 31, 2018 regarding the increased range for the stock split and then to vote their stock accordingly.

The Annual Meeting will reconvene at 11:00 a.m. Eastern Time on Friday, September 28, 2018, at 135 Fifth Avenue, 10th Floor, New York, NY 10010.

The record date for the Annual Meeting has not changed, and only stockholders of record at the close of business on July 27, 2018, are entitled to vote at the reconvened meeting. The polls will remain open for voting during the adjournment period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of September 2018.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO